Exhibit 4.2

                                WARRANT AGREEMENT
                                -----------------

      THIS AGREEMENT, dated as of this 28th day of June, 2004, is by and between Two River Community Bank, a New Jersey state chartered bank (the "Bank") and Registrar and Transfer Company, as warrant agent, (the "Warrant Agent").

                               W I T N E S S E T H

      WHEREAS, the Bank is making an offering (the "Offering") of units, each consisting of one share of its common stock, par value $2.00 (the "Common Stock") and one warrant to purchase the Bank's Common Stock (the "Warrants").

      WHEREAS, the Bank desires to appoint the Warrant Agent to act on its behalf in connection with the (i) issuance, transfer and exchange of the certificates representing the Warrants (the "Warrant Certificates"), (ii) the exercise of the Warrants by the holders thereof (together with any successors or assigns, the "Holders") and (iii) the adjustment of the Warrants in certain events as contained herein;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. APPOINTMENT OF WARRANT AGENT. The Bank hereby appoints the Warrant
         ----------------------------
Agent as its agent to issue the Warrant Certificates, as set forth herein, subject to resignation or replacement as provided herein. The Warrant Agent agrees to accept such appointment, subject to the terms and conditions as set forth herein, and to issue, transfer and exchange the Warrant Certificates pursuant to the terms as provided for herein and to notify Registrar and Transfer Company, in its capacity as the Bank's transfer agent (the "Transfer Agent") to issue the certificates representing the appropriate number of shares of Common Stock (or other consideration) upon exercise of the Warrants. The Bank agrees to issue and honor the Warrants on the terms and conditions as herein set forth and to instruct the Transfer Agent to issue its Common Stock (or other securities) upon notice from the Warrant Agent of the proper exercise of any Warrant. The Warrant Agent is hereby empowered to enforce any rights of the Holders for the benefit of any Holders, subject to the terms and conditions contained herein.

      2. ISSUANCE OF WARRANT CERTIFICATES.
         --------------------------------

      2.1. Form of Warrant Certificate. All Warrants shall be issued
           ---------------------------
substantially in the form of the Warrant Certificate annexed hereto as Exhibit
                                                                       -------
A. The terms of any such Warrant Certificate are incorporated herein by
-
reference.

      2.2. Execution of Warrants. No Warrants shall have been duly and validly
           ---------------------
issued until a Holder has received a Warrant Certificate executed by the chairman or president of the Bank and the secretary or treasurer of the Bank and such Certificate is countersigned by an authorized officer of the Warrant Agent. Any Warrant Certificates may be executed by the officers of the Bank by means of a facsimile signature. The Warrant Agent shall maintain the register of all Holders.

      2.3. Maximum Number of Warrants. The Bank hereby authorizes the Warrant
           --------------------------
Agent to issue an aggregate of up to 400,000 Warrants pursuant to the terms hereof.

      2.4. Initial Holders. The Bank shall deliver to the Warrant Agent a list
           ---------------
of the names of the persons who shall be the initial Holders of the Warrants and the number of Warrants to which each such person is entitled. The Warrant Agent is hereby authorized by the Bank to promptly issue Warrant Certificates for up to 400,000 Warrants upon receipt of the written request of the Bank, which shall include the list referred to in the preceding sentence. The Bank shall deliver to the Warrant Agent, along with this Warrant Agreement, a sufficient number of duly executed Warrant Certificates. The Warrant Certificates shall be completed and countersigned by the Warrant Agent and promptly delivered to the Transfer Agent to be mailed or delivered to the Holders pursuant to the terms hereof. When requested by the Warrant Agent, from time to time hereafter, the Bank will execute additional Warrant Certificates in blank for the Warrant Agent to issue hereunder.

      3. RIGHTS OF A HOLDER. Subject to adjustment as provided herein, each
         ------------------
Warrant shall evidence the right to purchase one share of the Bank's Common Stock at the Warrant Price of $20.50. Following the Expiration Date, as defined in Section 4.1 below, the Warrant shall be null and void.

      4. EXERCISE OF WARRANT.
         -------------------

      4.1. Exercise Period. The Warrants may be exercised, in whole or in part,
           ---------------
at any time during the period (the "Exercise Period"), as the same may be amended in accordance with Section 5.3(b) hereof, commencing after May 1, 2006 (the "Initial Exercise Date") but not later than 5:00 P.M., Eastern time, on June 30, 2006 (the "Expiration Date").

      4.2. Means of Exercise. In order to exercise a Warrant, the Holder must
           -----------------
present and surrender the Warrant Certificate to either the Warrant Agent at its office or to the Bank at its office, prior to the Expiration Date, with the Exercise Form on the back of the Warrant Certificate completed and duly executed and it must be accompanied by payment in full, in the form of cash, by certified or official bank check payable to the order of the Bank or its successor, of the aggregate Warrant Price for the number of shares of Common Stock specified in such Subscription Form.

      4.3. Issuance of Common Stock. Upon the request of the Warrant Agent, the
           ------------------------
Bank shall promptly deliver or cause the Transfer Agent to deliver a certificate or certificates evidencing the shares of Common Stock purchased when any Warrant is validly exercised, but in no event prior to the Initial Exercise Date. No Shares need be issued by the Bank prior to any required regulatory approval and the Bank may wait until the Expiration Date to seek regulatory approval. The Bank agrees that such shares of Common Stock shall be deemed to be issued to the Holder as the record holder of such shares as of the close of business on the date on which the Warrant shall have been surrendered and payment made for such shares as aforesaid.

      5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES PURCHASABLE AND OTHER
         ----------------------------------------------------------------------
TERMS IN CERTAIN EVENTS. The Warrant Price and the number of shares of Common
-----------------------
Stock purchasable upon exercise of any Warrant and the other terms and conditions of the Warrant shall be subject to adjustment and modification as follows in the circumstances provided:

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

      5.1. Declaration of Stock Dividend, Splits, Reverse Splits or
           --------------------------------------------------------
Reclassification or Reorganization.
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            (a) If during the period between the date a Warrant is issued and the date Common Stock (or other securities) is issued upon exercise of the Warrant (the "Outstanding Period" for such Warrant), the Bank shall declare any dividend or other distribution upon its outstanding shares of Common Stock in Common Stock or shall subdivide its outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock which may thereafter be purchased upon the exercise of the Warrant shall be increased in proportion to the increase in the number of shares of Common Stock outstanding through such dividend or subdivision and the Warrant Price per share shall be decreased in such proportion. If the Bank shall at any time during the Outstanding Period combine the outstanding shares of its Common Stock into a smaller number of shares, the number of shares of Common Stock which may thereafter be purchased upon the exercise of the Warrant shall be decreased in proportion to the decrease in the number of shares of Common Stock outstanding through such combination and the Warrant Price per share shall be increased in such proportion. The Bank shall cause a notice to be mailed to each Holder at least 20 days prior to the applicable record date for the activity covered by this Section 5.1(a). The Bank's failure to give the notice required by this
Section 5.1(a) or any defect therein shall not affect the validity of the activity covered by this Section 5.1(a).

            (b) If the Bank shall at any time during the Outstanding Period (i) distribute any rights, options or warrants to all holders of shares of Common Stock, (ii) issue other securities to all holders of shares of Common Stock by reclassification of its shares of Common Stock, or (iii) issue by means of a capital reorganization other securities of the Bank in lieu of the Common Stock or in addition to the Common Stock, then the number of shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Holder of the Warrant shall be entitled to receive the kind and number of shares or other securities of the Bank which the Holder would have owned or have been entitled to receive after the happening of the event described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. The Bank shall cause a notice to be mailed to each Holder at least 20 days prior to the applicable record date for the activity covered by this Section 5.1(b). The Bank's failure to give the notice required by this Section 5.1(b) or any defect therein shall not affect the validity of the activity covered by this Section 5.1(b).

            (c) An adjustment made pursuant to this Section 5.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (d) For the purpose of this Section 5.1, the term "shares of Common Stock" shall mean (x) the class of stock designated as the Common Stock at the date of this Warrant, or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, from no par value to par value or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to this
Section 5.1, the Holder shall become entitled to purchase any shares of the Bank other than shares of Common Stock, thereafter the number of such other shares so purchasable upon

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

exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 5.1.

      5.2. Liquidation, Dissolution or Winding Up. Notwithstanding any other
           --------------------------------------
provisions hereof, in the event of the liquidation, dissolution, or winding up of the affairs of the Bank (other than in connection with a consolidation, merger or sale or conveyance of all or substantially all of its assets outside of the ordinary course of business), the right to exercise any Warrant shall terminate and expire at the close of business on the last full business day before the earliest date fixed for the payment of any distributable amount on the Common Stock. The Bank shall cause a notice to be mailed to each Holder at least 20 days prior to the applicable record date for such payment stating the date on which such liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such liquidation, dissolution or winding up, and that each Holder may exercise outstanding Warrants during such 20 day period and, thereby, receive consideration in the liquidation on the same basis as other previously outstanding shares of the same class as the shares acquired upon exercise. The Bank's failure to give notice required by this Section 5.2 or any defect therein shall not affect the validity of such liquidation, dissolution or winding up.

      5.3. Merger, Consolidation, etc.
           --------------------------

            (a) In case of any consolidation with or merger of the Bank into another bank or sale or conveyance of all or substantially all of its assets outside of the ordinary course of business (such consolidation, merger, sale or conveyance, a "Change") then, as a condition of such Change, lawful and adequate provisions shall be made whereby the Holders shall thereafter have the right to receive upon payment of the Warrant Price in effect immediately prior to such Change, upon the basis and upon the terms and conditions specified in this Agreement (including but not limited to all provisions contained in this Section
5), and in lieu of the shares of the Bank's Common Stock purchasable upon the exercise of the Warrants, such shares of stock, securities, cash or assets which such Holder would have been entitled to receive after the happening of such Change had such Warrant been exercised immediately prior to such Change. The provisions of this Section 5.3 shall similarly apply to successive Changes. The Bank shall cause a notice to be mailed to each Holder at least 20 days prior to the applicable record date for the Change covered by this Section 5.3(a) and shall provide notice of the Change and shall set forth the first and last date on which the Holder may exercise outstanding Warrants. The Bank's failure to give the notice required by this Section 5.3(a) or any defect therein shall not affect the validity of the Change covered by this Section 5.3(a).

            (b) Notwithstanding the foregoing, if as a result of such Change, holders of the Bank Common Stock shall receive consideration other than solely in shares of stock or other securities in exchange for their Bank Common Stock, the Bank may, at its option, fulfill its obligation hereunder by causing the Notice required by Section 5.3(a) hereof to include notice to Holders of the opportunity to exercise their Warrants before the applicable record date for the Change, and thereby receive consideration in the Change, on the same basis as other previously outstanding shares of the same class as the shares acquired upon exercise. Delivery of the notice specified in the preceding sentence to Holders shall constitute an amendment of the Exercise Period. If such notice is provided to Holders, Warrants not exercised in accordance with this Section 5.3(b) before consummation of the Change shall be cancelled and become null and void on the effective date of the Change. The notice provided by the Warrant Agent pursuant to this Section 5.3(b) shall include a description of the terms of this Agreement providing for cancellation of the Warrants in the event that Warrants are not exercised by the prescribed date. The Bank's failure to give any notice required by this Section 5.3(b) or any defect therein shall not affect the validity of any such Change, provided that such Change is described in the proxy materials delivered to shareholders of the Bank, describing and seeking a vote on the Change.

      5.4. Duty to Make Fair Adjustments in Certain Cases. If any event occurs
           ----------------------------------------------
as to which in the opinion of the Board of Directors of the Bank the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holders in accordance with the essential intent and principles of this Agreement, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, as to protect the purchase rights of the Holders. Notwithstanding the foregoing, the issuance of Common Stock or any securities convertible into Common Stock by the Bank either for cash or in a merger, consolidation, exchange or acquisition shall not, by itself, constitute a basis for requiring any adjustment in the Warrants unless specifically enumerated herein.

      5.5. Good Faith Determination. Any determination as to whether an
           ------------------------
adjustment or limitation of exercise is required pursuant to this Section 5 (and the amount of any adjustment), shall be binding upon the Holders and the Bank if made in good faith by the Board of Directors of the Bank.

      5.6. Notice of Adjustment. Whenever the number of shares of Common Stock
           --------------------
purchasable upon the exercise of the Warrants or the Warrant Price is adjusted, the Bank shall promptly file in the custody of its Secretary or an Assistant Secretary at its principal office and with the Warrant Agent, an officer's certificate setting forth the number of shares of Common Stock (or other securities) purchasable upon the exercise of the Warrants, the Warrant Price after such adjustment, a statement, in reasonable detail, of the facts requiring such adjustment and the computation by which such adjustment was made. Each such officer's certificate shall be made available at all reasonable times for inspection by the registered Holders, and the Warrant Agent shall, forthwith after each such adjustment, promptly mail a copy of such certificate to such Holders by first class mail, postage prepaid.

      5.7. No Change of Warrant Necessary. Irrespective of any adjustment in the
           ------------------------------
Warrant Price or in the number or kind of shares issuable upon exercise of the Warrants, the Warrant Certificates may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates as initially issued.

      6. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Bank covenants and
         ----------------------------------------------
agrees for the benefit of the Holders:

      6.1. That all shares of Common Stock (or other securities) which may be issued upon the exercise of the rights represented by the Warrant Certificates will, upon issue and payment of the aggregate Warrant Price therefor, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and encumbrances, with no personal liability attaching to the ownership thereof.

      6.2. That during the Outstanding Period of each Warrant, the Bank will at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced by the Warrant Certificates, a sufficient number of shares of Common Stock (or other securities) to provide for the exercise of the rights represented by the Warrant Certificate.

      6.3. That the Bank will take all such action as may be necessary to ensure that the shares of Common Stock (or other securities) issuable upon the exercise of the Warrants may be so issued without violation of any applicable federal or state law or regulation.

      6.4. That the Bank qualifies for an exemption from the registration requirements of the Securities Act of 1933 and has made all appropriate filings with and received approvals from, state and federal banking regulatory authorities with respect to Warrants and the Common Stock issuable thereunder.

      7. EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT CERTIFICATE.
         ---------------------------------------------------

      7.1. Exchange. The Warrants shall be exchangeable at the option of the
           --------
Holder, upon presentation and surrender of the Warrant Certificate at the office of the Warrant Agent for other Warrant Certificates of different denominations. Any Warrant Certificate may be divided or combined with other Warrant Certificates into a Warrant Certificate evidencing the same aggregate number of Warrants.

      7.2. Transfer or Assignment. The Warrants and all rights of Holders
           ----------------------
thereof are assignable and transferable in whole or in part by the Holders thereof, in person or by duly authorized attorney, by surrender of any Warrant Certificate to either the Warrant Agent at its office or the Bank at its office, with the Assignment Form annexed thereto completed and duly executed or another proper instrument of transfer satisfactory to the Warrant Agent and the Bank in their sole discretion and funds sufficient to pay any applicable transfer tax. In such event the Warrant agent shall execute and deliver, in the case of an assignment or transfer in whole, a new Warrant Certificate in the name of the assignee or transferee, or, in the case of an assignment or transfer in part, a new Warrant Certificate in the name of such assignee or transferee representing the number of Warrants so assigned or transferred and a new Warrant Certificate in the name of the assignor or transferor representing the number of Warrants not so assigned or transferred.

      7.3. Lost or Destroyed Warrant Certificates. Upon receipt by the Warrant
           --------------------------------------
Agent of evidence satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and (i) in the case of such loss, theft or destruction, of reasonably satisfactory indemnification and bonding, or (ii) if mutilated, upon surrender and cancellation of such Warrant Certificate, the Warrant Agent shall execute and deliver a new Warrant Certificate of like tenor. Any such new Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Bank, whether or not the Warrant Certificate so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

      8. NO ISSUANCE OF FRACTIONAL INTERESTS IN COMMON STOCK. The Bank shall not
         ---------------------------------------------------
be required to issue fractional shares of Common Stock on the exercise of any Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of any Warrant (or any specified portion thereof), the Bank shall pay an amount in cash equal to the product of (a) such fraction and (b) the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Bank, on the Business Day prior to the date the Warrant is exercised.

      9. NO RIGHTS AS STOCKHOLDERS; CERTAIN NOTICES AND REPORTS TO HOLDERS.
         -----------------------------------------------------------------
Except as specifically provided in this Agreement, nothing contained in this Agreement or in the Warrant Certificates shall be construed as conferring upon the Holders or any transferees the right to vote or to receive dividends or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Bank or any other matter, or any rights whatsoever as stockholders of the Bank. If, however, between the date hereof and the Expiration Date (or if earlier the occurrence of any event specified in Section
5.2 or 5.3(b) terminating the Warrants), any of the following events shall occur:

      (a) the Bank shall declare any cash dividend upon its shares of Common Stock payable at a rate more than 50% in excess of the rate of the last cash dividend theretofore paid; or

      (b) the Bank shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend out of undistributed net income) to the holders of its shares of Common Stock; or

      (c) the Bank shall distribute any rights, options or warrants to the holders of shares of Common Stock; or

      (d) a capital reorganization or reclassification of the Bank's capital stock shall be proposed;

      then in any one or more of said events, the Bank shall give to the Holders at least 20 days prior written notice of the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to receive such dividend or distribution. Any such notice shall also specify, in the case of any such dividend or distribution, the date on which holders of shares of Common Stock are entitled thereto. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend or distribution.

      9.1. Reports. The Bank shall transmit by mail to all registered Holders,
           -------
all reports and other documents that the Bank transmits to holders of shares of Common Stock generally, at the same time and in the same manner as such reports and other documents are transmitted to holders of shares of Common Stock.

      10. OWNERSHIP OF WARRANT. The Bank may deem and treat the person in whose
          --------------------
name the Warrant Certificate is registered as the holder and owner thereof (notwithstanding any notations of ownership thereon made by anyone other than the Bank) for all purposes and shall not be affected by any notice or knowledge to the contrary, until presentation of the Warrant Certificate for registration of transfer.

      11. DUTIES OF WARRANT AGENT. The Warrant Agent acts hereunder as agent and
          -----------------------
in a ministerial capacity for the Bank, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

      The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of Warrant Certificates to make or cause to be made any adjustment of the Warrant Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Bank to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

      The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Bank) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

      Any notice, statement, instruction, request, direction, order or demand of the Bank shall be sufficiently evidenced by an instrument signed by the Chairman, the President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

      The Bank agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses and further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

      The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving 30 days' prior written notice to the Bank. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant Certificate at the Bank's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Bank shall appoint a new warrant agent in writing. The Bank shall have complete discretion in the naming of a new warrant agent, who may be an affiliate, subsidiary or department of the Bank, or any person used by the Bank as transfer agent for the Common Stock. If the Bank shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

      The Bank may, upon notice to the Holders, remove and replace the Warrant Agent if the Warrant Agent is the transfer agent for the Bank's Common Stock and the Warrant Agent ceases to be the transfer agent for the Bank Common Stock for any reason.

      After acceptance in writing of an appointment by a new warrant agent is received by the Bank, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed. Any former Warrant Agent hereby agrees to cooperate with and deliver all records and Warrant Certificates to the new warrant agent at the direction of the new agent and the Bank.

      Not later than the effective date of an appointment of a new warrant agent by the Bank, the Bank shall file notice with the resigning or terminated Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Holder.

      Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Bank and to each Holder.

      Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Bank.

      12. MODIFICATION OF AGREEMENT. The Warrant Agent and the Bank may by
          -------------------------
supplemental agreement make any changes or corrections in this Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the purchase or other material rights of the Holders of Warrant Certificates. This Agreement shall not otherwise be modified, supplemented or amended in any respect except with the consent in writing of the Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding, but no such amendment, modification or supplement which changes the number or nature of the securities purchasable upon the exercise of any Warrant, the Warrant Price or accelerates the Expiration Date, shall be made without the consent in writing of each and every Holder (but no consent shall be required for such changes as are specifically prescribed by this Agreement as originally executed, including, without limitation, Section 5.3(b)).

      13. MISCELLANEOUS.
          -------------

      13.1. Entire Agreement. This Agreement and the form of Warrant Certificate
            ----------------
annexed hereto as Exhibit A contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings with respect thereto.

      13.2. Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      13.3. Governing Law. This Agreement shall be governed by the laws of the
            -------------
State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

      13.4. Descriptive Headings. The descriptive headings of this Agreement are
            --------------------
for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

      13.5. Notices. Any notice or other communications required hereunder to be
            -------
given to a Holder shall be in writing and shall be sufficiently given, if mailed (first class, postage prepaid), or personally delivered, addressed in the name and at the address of such Holder appearing from time to time on the records of the Warrant Agent. Notices or other communications to the Bank shall be deemed to have been sufficiently given if delivered by hand or mailed to the Bank at its then principal office, Attention: President, or at such other address as the Bank shall have designated by written notice to the Warrant Agent. Notices or other communications to the Warrant Agent shall be deemed to have been sufficiently given if delivered by hand or mailed (first class, postage prepaid) to its then principal office. Notice by mail shall be deemed given when deposited in the mail, postage prepaid.

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

      IN WITNESS WHEREOF, the Bank and the Warrant Agent have executed this Agreement by their duly authorized officers as of the date first set forth above.

                                TWO RIVER COMMUNITY  BANK




                                By:      /s/ Barry B. Davall
                                    --------------------------------------------




                                REGISTRAR AND TRANSFER COMPANY, as warrant agent




                                By:      /s/ William P. Tatler
                                    --------------------------------------------
                                         William P. Tatler
                                         Vice President

                                                                       Exhibit A
                                                                       ---------

                               Warrant Certificate

Certificate Number


------------------

Initial Issuance

Dated:                                                                  Warrants
       ---------------                                   ---------------

                            VOID AFTER June 30, 2006
             May Be Exercised Between May 1, 2006 and June 30, 2006

                             WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK


                            TWO RIVER COMMUNITY BANK
                              1250 STATE HIGHWAY 35
                          MIDDLETOWN, NEW JERSEY 07748


      This certifies that FOR VALUE RECEIVED ____________________________, or his assigns (the "Holder") is the owner of _____________________ Warrants ("Warrants") issued by Two River Community Bank, a New Jersey state chartered bank (the "Bank"). The Warrants are subject to the terms and conditions set forth in this certificate and the Warrant Agreement (as hereinafter defined). Each Warrant entitles the Holder to purchase one share of common stock, $2.00 par value ("Common Stock"), of the Bank, at any time from May 1, 2006 until the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse side hereof duly executed, at the corporate office of the Warrant Agent (as hereafter defined), accompanied by payment of $20.50 (the "Warrant Price") per Warrant, in cash, by official bank or certified check made payable to the Bank or its successor.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated June _____, 2004 by and between the Bank and Registrar and Transfer Company (the "Warrant Agent"), a copy of which may be obtained from the Bank by a written request from the Holder hereof or which may be inspected by any Holder or his agent at the principal office of the Bank.

      As provided in Section 5 of the Warrant Agreement, in certain circumstances: (i) the Warrant Price and the number of shares of Common Stock the Holder is entitled to receive upon the exercise of any Warrants shall be adjusted; (ii) the Warrants shall automatically represent the right to receive upon exercise consideration which is different from or in addition to the consideration specified on the face of this Certificate; and (iii) the Warrants, at the option of the Bank under specifically defined circumstances, may expire prior to the Expiration Date.

      No fractional shares of Common Stock will be issued upon exercise of the Warrant. In the case of the exercise of less than all the Warrants represented hereby, the Bank shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

      The term "Expiration Date" shall mean 5:00 P.M. (Eastern time) on June 30, 2006.

      The Warrant Certificate and the Warrants represented hereby shall not be transferable, assigned, pledged or hypothecated except as provided for in
Section 7 of the Warrant Agreement. In the event the terms of this paragraph are not complied with by the Holder, the Warrants shall immediately become null and void.

      Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Bank, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Bank, except as provided in the Warrant Agreement.

      The Bank and the Warrant Agent shall treat the Holder as the absolute owner hereof and of each Warrant represented hereby for all purposes and shall not be affected by any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.

      This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Bank has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

[SEAL]                                        TWO RIVER COMMUNITY BANK



Dated:                                         By:
       -----------------------------               -----------------------------

                                                     Chairman or President



                                               By:
                                                   -----------------------------

                                                     Secretary or Treasurer



REGISTRAR AND TRANSFER COMPANY,

as Warrant Agent



By:
    --------------------------------

EXERCISE FORM

      Dated:
             -------------

      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of Common Stock and hereby makes payment of _________________ in payment of the Warrant Price thereof.


-----------------------------------------------------
Signature of Warrant Holder



INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     ------------------------------------------------
       (please typewrite or print in block letters)

Address
        ---------------------------------------------

Signature
         --------------------------------------------

Tax Identification Number
                          ---------------------------

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,                     hereby sells, assigns and transfers unto
                    -------------------

Name
     ------------------------------------------------
       (please typewrite or print in block letters)

Address
        ---------------------------------------------

______Warrants and does hereby irrevocably constitute and appoint
______________________ Attorney, to transfer the same on the books of the Bank with full power of substitution in the premises.

Date _____________, ______

                                            Signature
                                                      --------------------------



INSTRUCTIONS FOR REGISTRATION OF STOCK

Name of transferee
                    -----------------------------------------------
                      (please typewrite or print in block letters)

Address
        -----------------------------------------------------------

Signature
         ----------------------------------------------------------

Tax Identification Number
                          -----------------------------------------